[INSERT SARNIA CORPORATION LOGO HERE]


Dear Stockholder:

     You are cordially invited to attend Sarnia Corporation's Annual Meeting of Stockholders to be held at our offices, 6850 Versar Center, Springfield, Virginia, 22151 on Wednesday, November 12, 1997, at 9:00 a.m. eastern standard time.

     The matters scheduled for consideration at the meeting are the election of two directors, a proposal to approve an amendment to Sarnia's 1994 Stock Option Plan and the ratification of the appointment of Sarnia's independent accountants. We will also report to you on Sarnia's condition and performance, and you will have the opportunity to question management on matters that affect the interests of all stockholders.

     You can reach Versar Center by car, from either I-395 or I-495. From I-395: exit Edsall Road West to Backlick Road; left (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center. From I-495: exit Braddock Road East to Backlick Road; right (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center.

     The stockholders' interest in the affairs of Sarnia Corporation is encouraged and it is important that your shares be represented at the meeting. We hope you will be with us. Whether you plan to attend or not, please complete, sign, date, and return the enclosed proxy card as soon as possible in the postpaid envelope provided. Giving your proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.



                                          Sincerely yours,



                                          /s/ Charles I. Judkins, Jr.
                                          ---------------------------
                                          Charles I. Judkins, Jr.
                                          President


October 10, 1997

                     [INSERT SARNIA CORPORATION LOGO HERE]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Sarnia Corporation

     The Annual Meeting of Stockholders of Sarnia Corporation (the "Company") will be held at the Company's offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, November 12, 1997, at 9:00 a.m. eastern standard time for the following purposes:


     1. To elect two directors for a three-year term expiring at the 2000 annual meeting of stockholders;

     2. To approve an amendment to the Sarnia Corporation 1994 Stock Option Plan to increase from 300,000 to 600,000 the number of shares of Sarnia common stock authorized for issuance upon the exercise of stock options issued pursuant to the plan;

     3. To ratify the appointment of Arthur Andersen LLP as independent accountants for fiscal year 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.


     Only stockholders of record at the close of business on September 30, 1997, will be entitled to notice of and to vote at the meeting and any adjournments thereof.


     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting.



                                             By Order of the Board of Directors,



                                            /s/ Pamela J. John
                                            ------------------------------------
                                            Pamela J. John
                                            Secretary

October 10, 1997


                                IMPORTANT NOTICE
                            YOUR PROXY IS IMPORTANT


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED.

                               SARNIA CORPORATION


                                ----------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 12, 1997
                               -----------------


                                    GENERAL


     This Proxy Statement and the enclosed proxy card are being mailed on or about October 10, 1997, to stockholders ("Stockholders") of Sarnia Corporation ("Sarnia" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 6850 Versar Center, Springfield, Virginia 22151, on November 12, 1997, and any adjournment thereof. Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may vote their shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the directions specified therein.


Outstanding Shares, Record Date and Solicitation


     Only holders of record of Sarnia's common stock, no par value ("Common Stock"), at the close of business on September 30, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. The number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 4,572,545. Each share of Common Stock is entitled to one vote on all matters of business at the Annual Meeting.



     The By-laws of the Company require that the holders of a majority of outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that such a quorum is present for the Annual Meeting, in all matters other than election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve the proposals set forth herein. For such purpose, abstentions are counted for the purpose of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Also, for these purposes, broker non-votes are not counted as shares eligible to vote and therefore have no effect. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors.



Any proxy which is returned by a Stockholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR proposals 2 and 3 and in the proxy holders' discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers

(other than broker non-votes) or nominees, will be voted in favor of the proposals and the nominees for the Board of Directors, as indicated in the accompanying proxy card.


     The cost of preparing, assembling and mailing all proxy material will be borne by Sarnia. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, and telegram by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. It is anticipated that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward proxy materials to beneficial owners of shares entitled to vote at the Annual Meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this regard.



     The Annual Report of the Company for fiscal year 1997 on Form 10-K, the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card were initially mailed in a single envelope to Stockholders on or about October 10, 1997.


Principal Shareholders

The table below sets forth, as of September 30, 1997, the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.


Name and Address                       Amount and Nature             Percent
      of                                of Beneficial                   of
Beneficial Owner                         Ownership(1)             Class of Stock
----------------                         ------------             --------------

Dr. Michael Markels, Jr.(2)                773,232                    11.6%
6850 Versar Center
Springfield, VA 22151


Dr. Robert L. Durfee(3)                    859,374                    12.8%
6850 Versar Center
Springfield, VA 22151


Versar, Inc. Employee Savings
 and Stock Ownership Plan(4)               377,139                     5.6%


Gerald T. Halpin(2)                        648,250                     9.7%
6850 Versar Center
Springfield, VA 22151

----------

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, under which, in general a person is deemed to be beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of September 30,1997. Beneficial ownership includes all common shares a person has the right to acquire upon the conversion of shares of the Company's Series A Cumulative Convertible Preferred Stock ("Preferred Stock") held by that person. With respect to ownership of shares which are held in the Versar ESSOP (as defined below in footnote 4) but allocated to individuals' accounts, the information is current as of September 30, 1997.

(2) For a description of the nature of the beneficial ownership of Dr. Markels and Mr. Halpin, see "SECURITY HOLDINGS OF MANAGEMENT." The information with respect to shares of Common Stock held by Dr. Markels and Mr. Halpin are based upon filings with the Securities and Exchange Commission.

(3) Dr. Durfee's beneficial ownership of shares includes 34,000 shares owned by adult children of Dr. Durfee as to which he shares voting and investment power, 25,000 shares Dr. Durfee has the right to acquire upon the exercise of options and 187,500 shares Dr. Durfee has the right to acquire upon conversion of shares of the Preferred Stock ("Preferred Stock") held by him. The information with respect to shares of Common Stock held by Dr. Durfee is based upon filings with the Securities and Exchange Commission.

(4) Of the 377,139 shares of Common Stock held by the Versar, Inc., Employee Savings and Stock Ownership Plan (the "ESSOP"), 377,139 shares are allocated to individual ESSOP participants' accounts and are voted by the Trustees. The ESSOP Trustees have investment power over all shares of Common Stock held by the ESSOP. The ESSOP Trustees are Michael Markels, Jr., Benjamin M. Rawls and James C. Dobbs. Each disclaims beneficial ownership of the Common Stock held by the ESSOP. The information with respect to shares of Common Stock held by the ESSOP is based upon filings with the Securities and Exchange Commission and a report by the Company's stock transfer agent.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon copies of reports furnished to Sarnia, the Company believes that all reports required to be filed by persons subject to Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, have been timely filed.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


     The Company's Articles of Incorporation were amended in May 1994 to increase the Board of Directors to five members and "classify" the directors into three classes (I, II and III), with directors in each class serving three-year terms and with one or two directors standing for election in any one year. Two directors are to be elected at the Annual Meeting for a three-year term expiring at the 2000 Annual Meeting of Stockholders.


Nominees for Election

     The Board of Directors of the Company recommends the election of Michael Markels, Jr. and Thomas Hotz who were nominated to serve as directors of Sarnia for three-year terms until the 2000 Annual Meeting and until their successors have been duly elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. Dr. Markels and Mr. Hotz are presently directors of the Company and have served as such for the time indicated opposite their names. If for any reason a nominee should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other person as may be designated by the Board of Directors.



                                                   Business Experience
Name                     Age & Class              And Other Information
----                     -----------              ---------------------
Michael Markels, Jr.      71    I           Chairman of the Board, President and
                     Term Expires in 1997   Chief Executive Officer of Ocean
                                            Farming, Inc. since 1995;
                                            Co-founder, Director and Chairman
                                            Emeritus of Versar, Inc. A director
                                            of Sarnia since 1982.

Thomas Hotz              37    I            Partner of Magnum Capital Partners,
                     Term Expires in 1997   L.L.C. since 1996; Managing Director
                                            of Julien J. Studley, Inc., a
                                            national real estate firm, from 1989
                                            to 1995.  A director of Sarnia since
                                            June 1994.

                         DIRECTORS CONTINUING IN OFFICE


     The following information is provided regarding the other directors, whose terms will continue after the Annual Meeting.



                                                   Business Experience
Name                    Age & Class               And Other Information
----                    -----------               ---------------------
Benjamin M. Rawls        57    III         Chairman of the Board of Sarnia
                     Term Expires in 1999  since 1994; Chairman of the Board of
                                           Versar, Inc. since November 1993 and
                                           President and Chief Executive
                                           Officer of Versar since April 1991;
                                           President and Chief Executive
                                           officer of Rawls Associates, Inc., a
                                           management consulting firm, from
                                           April 1988 to March 1991; President
                                           and Chief Executive Officer of R-C
                                           Holding, Inc., (currently known as
                                           Air & Water Technologies Corporation)
                                           from July 1987 to April 1988;
                                           Chairman of Metcalf & Eddy, Inc., a
                                           subsidiary of Research-Cottrell, Inc.
                                           from 1984 to April 1988; a director
                                           of Versar since 1991 and a director
                                           of Sarnia since 1991.


James N. Schwarz        52    III          Partner, Ginsburg, Feldman and Bress
                   Term Expires in 1999    since 1996; Sr. Vice President,
                                           General Counsel and Corporate
                                           Secretary of Steuart Petroleum
                                           Company from 1991 to 1995; Executive
                                           Vice President, General Counsel and
                                           Corporate Secretary of Dart Stores,
                                           Inc. from 1988 to 1991; a director of
                                           Sarnia since May 1996.


Gerald T. Halpin       74    II            President of WEST*GROUP MANAGEMENT,
                   Term Expires in 1998    LLC., a real estate development and
                                           construction firm, and its
                                           predecessor since 1970. A director of
                                           Sarnia since June 1994.


Committees of the Board of Directors

     The Board of Directors of Sarnia has standing Executive, Audit, and Compensation Committees.

     The Executive Committee is composed of Messrs. Rawls (Chairman) and Hotz. The Committee has all powers and authority of the Board of Directors, except as otherwise limited by law, to act in the Board's stead when the Board is not in session.

     The Audit Committee, composed exclusively of directors who are not employees of the Company, consists of Messrs. Schwarz (Chairman), Markels and Rawls. This Committee's primary responsibilities are to provide oversight of Sarnia's accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and evaluate the performance of the independent accountants and Sarnia's financial and accounting personnel.

     The Compensation Committee, the members of which are Messrs. Markels (Chairman) and Halpin, is responsible for reviewing and adjusting compensation paid to the President of Sarnia and all executive officers and administering any stock or other compensation plans of Sarnia.


Directors' Compensation

     Directors who are not employees of Sarnia are normally paid an annual fee of $1,000 plus an attendance fee of $500 for each meeting of the Board of Directors and its committees. In addition, under the Sarnia 1994 Stock Option Plan on each anniversary date of the plan (December 1), each director who is not an employee of the Company and who on such anniversary date is a member of the Board, is to be granted a non-qualified stock option with an exercise price equal to the then current fair market value to purchase either (1) 25,000 shares of common stock if such director has served at least one year on the Board and has not yet been awarded an option under the Plan provisions providing for option grants to non-employee directors, or (2) an option to purchase 500 shares of common stock if such director has already received an award under the Plan provisions providing for option grants to non-employee directors. All such options shall be fully vested and exercisable as of the date of grant.


Board and Committee Meetings

     During fiscal year 1997, the Board of Directors met four times. The Audit committee met four times. The Compensation Committee and the Executive Committee did not meet. All directors attended at least 75% of all meetings of the Board and committees on which they served.


Compensation Committee Interlocks and Insider Participation

     Mr. Judkins, the Company's President and Chief Executive Officer, serves as a director of Versar. Dr. Markels, a director and former officer of Versar, serves as Chairman of Sarnia's Compensation Committee.


                        SECURITY HOLDINGS OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of Sarnia's Common Stock and Preferred Stock by the Company's directors, the Company's Chief Executive Officer and one other executive officer and the Company's directors and executive officers as a group, as of September 30, 1997.



                                           Shares of Common Stock Beneficially
                                                      Owned as of
   Individual or Group                            September 30, 1997 (1)
   -------------------                     -----------------------------------
                                              Class and Number         Percent
                                              ----------------         -------
Michael Markels, Jr.(2)                      Common       773,232        11.6%
                                            Preferred           0           0%

Gerald T. Halpin(3)                          Common        648,250        9.7%
                                            Preferred       10,000       33.3%

Thomas Hotz(4)                               Common         25,000          *
                                            Preferred            0          0

Benjamin M. Rawls(5)                         Common        288,437        4.3%
                                            Preferred        3,000       10.0%

Charles I. Judkins, Jr.(6)                   Common        325,514        4.9%
                                            Preferred        3,000       10.0%

William G. Denbo(7)                          Common         13,487          *
                                            Preferred            0          0

James N. Schwarz                             Common              0          0%
                                            Preferred            0          0%

All directors and executive officers         Common      2,099,857       31.4%
as a group (8 persons)                      Preferred       16,000       53.3%

---------
* Less than 1%

(1) For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule l3d-3 under the Securities Exchange

     Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of September 30,1997. With respect to ownership of shares which are held in the Versar ESSOP but allocated to individuals' accounts, the unaudited information is current as of September 30, 1997.

(2) Includes 331,500 shares owned by adult children of Dr. Markels as to which he shares voting and investment power and 25,000 shares which Dr. Markels has the right to acquire upon the exercise of options. Dr. Markels is a Trustee of the Versar ESSOP and as such he has shared investment power over 377,139 shares, none of which are included in the above table. Dr. Markels disclaims beneficial ownership of the shares held by the Versar ESSOP.

(3) Includes 625,000 shares Mr. Halpin has the right to acquire upon conversion of shares of the Company's Preferred stock.

(4) Includes 25,000 shares which Mr. Hotz has the right to acquire upon the exercise of options.

(5) Includes 50,000 shares Mr. Rawls has the right to acquire upon the exercise of options and 187,000 shares Mr. Rawls has the right to acquire upon the conversion of shares of the Company's Preferred Stock. Mr. Rawls is a Trustee of the Versar ESSOP and as such he has shared investment power over 377,139 shares, none of which are included in the above table. Mr. Rawls disclaims beneficial ownership of the shares held by the Versar ESSOP.

(6) Includes 50,000 shares Mr. Judkins has the right to acquire upon the exercise of options and 187,500 shares Mr. Judkins has the right to acquire upon the conversion of shares of the Company's Preferred Stock.

(7) Includes 10,000 shares Mr. Denbo has the right to acquire upon the exercise of options.

                             EXECUTIVE COMPENSATION
Cash Compensation

     The following table sets forth information on compensation paid by Sarnia for services rendered in all capacities during the three fiscal years ended June 30, 1997, to the Company's Chief Executive Officer, and the one other executive officer who received compensation. Two other executive officers, Lawrence W. Sinnott and Pamela J. John, received no compensation from the Company.


                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation
                                ------------------------------------
                                                        Other Annual      All Other
Name, Principal Position        Salary        Bonus     Compensation    Compensation
and Fiscal Year                  $(1)           $             $                $
---------------                  ----         -----     ------------    ------------
Charles I. Judkins, Jr.
President and Chief Executive
Officer

1997                           $35,096          0             0             $  0
1996                            35,888          0             0                0
1995                            38,561          0             0                0

William G. Denbo
Vice President and General
Manager

1997                           $71,265(2) $ 6,000             0              603(3)
1996                            67,319     15,000             0              483(3)
1995                            64,893          0             0              455(3)

----------

(1) Mr. Judkins is presently being compensated by Sarnia at the rate of $528 per day worked and plans to work between 5 and 6 days a month.

(2) The salary for fiscal year 1997 reflects payments for 27 pay periods instead of 26 due to the change in financial reporting by the Company. This will not have any effect on the total salary received by Mr. Denbo for the calendar year 1997.

(3) The amounts shown in this column for Mr. Denbo consist of payments for insurance premiums on term life insurance.

     No options or SAR's were granted to executive officers of Sarnia during the fiscal year ended June 30, 1997.

     The following table sets forth certain information with respect to stock options exercised and fiscal year end values of options held under the Company's 1994 Stock Option Plan during the fiscal year ended June 30, 1997.



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE


        (a)                   (b)          (c)                      (d)                        (e)
                                                                                             Value of
                                                                                           Unexercised
                                                                                           In-the-Money
                                                                                           Options/SARs
                                                       Number of Securities Underlying      at 6/30/97
                             Shares                       Unexercised Options/SARs
                          Acquired on      Value                 at 6/30/97                Exercisable/
                            Exercise      Realized                  (#)                   Unexercisable
       Name                   (#)            ($)          Exercisable/Unexercisable            (1)
       ----               -----------     --------      ------------------------------    -------------
Charles I. Judkins, Jr.        0              0                     50,000/0                   $7,813/0(2)

William G. Denbo               0              0                10,000/15,000              $3,125/$4,687

-----------

(1)  On June 30,  1997,  the closing  price of the  Company's  Common  Stock was
     $0.3125.

(2) 25,000 options granted Mr. Judkins were out-of-the-money which means the option exercise price for those options exceeds the closing price of the Company's Common Stock on June 30, 1997.

                      [Stock Performance Graph goes here]









                     CUMULATIVE SHAREHOLDER'S RETURN TABLE

                        Cumulative Shareholder's Return

                                 Last trading date in fiscal years
                            ------------------------------------------
                            1994         1995         1996        1997
                            ----         ----         ----        ----
Sarnia Corporation          $100         $100         $100        $100

Peer Group                  $100         $104         $126        $167

S&P 500                     $100         $125         $158        $213

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     The Compensation Committee ("Committee") of the Board of Directors has furnished the following report on executive compensation for fiscal year 1997. The Committee provides oversight of all policies under which compensation is paid to the Company's executive officers and stock options are granted. The Committee consists entirely of non-employee directors.


Compensation Policies

     The Company's executive compensation policy is designed to establish compensation levels to provide appropriate incentive and rewards to achieve or exceed the financial goals set for each fiscal year. The purpose of such policy is to enhance the Company's financial performance, maintain the existing assets, and meet or exceed tenant service expectations, thus resulting in increased shareholder value.

     The Compensation Committee also believes it is in the Company's and its stockholders' interest that stock ownership by management and stock-based performance compensation arrangements be encouraged, thereby aligning management's and shareholders' interest in the enhancement of shareholder value. Thus, the Committee has also increasingly utilized these elements in the Company's compensation packages for its executive officers.

     In addition to base salaries, the compensation program includes an incentive compensation plan consisting of employee cash bonuses and stock options granted under the Company's 1994 Stock Option Plan. The overall objective of the executive compensation policies is to connect compensation with performance and attract and retain qualified individuals resulting in long term growth of the Company.


Compensation

     In determining compensation for fiscal year 1997, the Committee took into account the strong financial performance of the Company for its third year operation as an independent, publicly-owned entity. In fiscal year 1996, gross revenue increased approximately 4% to $2,911,000 and net losses were approximately the same as prior years. Further, the continued refinancing of the Company's debt and renewal of key tenants position the Company for future growth. In addition, the buildings were over 95% leased and major renovations took place on the first and second floors of the 6850 Building.


Chief Executive Compensation

     Charles I. Judkins, Jr., the Chief Executive Officer of the Company, was paid $35,888 in fiscal year 1997; that was on the basis of $528 per day. It is expected that compensation in fiscal year 1998 will remain at that level.


Other Executive Officers

     In fiscal year 1997, William Denbo, Vice President and General Manager, was paid $71,262 which reflected no salary increase in October 1997. In consideration of Mr. Denbo's efforts in generating Sarnia's financial performance and creating good tenant satisfaction, he was awarded a $6,000 bonus.



Michael Markels, Jr.
Gerald T. Halpin

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



                                 PROPOSAL NO. 2

                      AMENDMENT TO 1994 STOCK OPTION PLAN


     On September 11, 1997, the Board of Directors adopted, subject to the approval of the stockholders, an amendment to the Sarnia 1994 Stock Option Plan ("Plan") to increase the number of shares that may be issued upon exercise of options issued under the Plan from 300,000 to 600,000.


Description of Proposal

     Section 4 of the Plan currently provides that 300,000 shares of common stock, no par value are subject to the Plan. If the Amendment is approved by the Stockholders, the number of shares subject to the Plan would increase to 600,000 and Section 4 would read, in part:

     The shares subject to the Plan shall be, in the  aggregate,  600,000 shares of the common stock of Sarnia Corporation, no par value....


Reasons of the Amendment

     The purposes of the Plan are to provide an incentive to key employees of the Company to be creative and diligent in the performance of their duties, to encourage a sense of a proprietary interest in the Company by such key employees, to encourage key employees, directors and selected service providers to remain in the employ of the Company or to continue to provide needed services, to attract new employees with outstanding qualifications and to provide compensation to members of the Board of Directors. As of this date, options for 262,500 shares have been granted to directors, key employees and service providers. It is the Company's management belief that it have additional options available to incentivize key employees and service providers to move to the next level of business success and financial accomplishment. Also, additional options are necessary to attract new directors to the Company if there is a requirement to replace an existing director or to expand the membership of the Board.

     The Board believes it is in the Company's Stockholders' best interest for the Committee to have the flexibility to issue these additional shares to enhance employee performance.


Summary of the Plan

     Set forth below is a description of the material terms of the Plan, as amended, which is qualified by reference to the complete Plan, a copy of which will be furnished to any Stockholder upon request to the Company in care of its Secretary at 6850 Versar Center, Springfield, Virginia 22151.

     The Plan was approved by the Board of Directors and the Stockholders on September 12, 1994, and November 17, 1994, respectively and amendments to the Plan were approved by the stockholders on November 16, 1995. Under the Plan, options to purchase the Company's Common Stock may be granted to such employees (the "Selected Employees") of the Company and to certain non-employees (the "Service Providers") as are selected from time to time by the Committee. Further, the Plan provides that on each anniversary of the effective date of the Plan, that each non-employee director who on such anniversary date is a member of the Board will be granted a Non-Qualified Stock Option with an exercise price equal to the fair market value for either (1) 25,000 shares of Stock, if such director shall have served at least one year on the Board as of such anniversary date and has not yet been awarded an Option under the applicable Plan provision, or (2) 500 shares of Stock if such director has already received an award of an Option under the provision.

     Other than the awards to non-employee directors described immediately above, the number of options to be granted under the Plan is determined from time to time by the Committee, which administers the Plan. The aggregate number of shares of the Company's Common Stock that may be issued upon exercise of options issued under the Plan is 300,000, which will be increased to 600,000 by the proposed Amendment, subject to adjustment in the case of stock splits, stock dividends or recapitalization as provided for in the Plan. All officers and employees of the Company are eligible to participate in the Plan.

     Options issued under the Plan are designated as either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options are options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Qualified Stock Options are options not intended to so qualify. Service Providers are only eligible for Non-Qualified Stock Options. The exercise price for any option granted under the Plan is determined by the Committee. In the case of any Incentive Stock Option the exercise price shall not be less than the Fair Market Value of the Company's Common Stock on the date the option is granted, while Non-Qualified Options may have an exercise price as low as 50 percent of Fair Market Value. For purposes of the Plan "Fair Market Value" means the mean of the high and low price of the Company's Common Stock as reported on the Over-the-Counter Market on the date of valuation. The exercise price may be paid in cash or by delivery of shares of the Company's Common Stock.

     Currently, the Plan requires that each option granted be exercisable as to 20 percent of the shares covered thereby immediately upon, and during the first year following, the date of grant and for an additional 20 percent of such shares during each succeeding year as set forth above. The Plan provides that the Committee, except for options granted the directors under Section 5(b), has the discretion to alter this vesting schedule to provide that options granted are fully exercisable upon the date of grant or to extend such vesting period for up to 10 years on such schedule as the Committee deems appropriate. The Committee also has the discretion to accelerate the vesting of all options that have been granted.


Vote Required

     The affirmative vote of the holders of a majority of the outstanding Common Stock of the Company present, or represented and entitled to vote at the Annual Meeting is required for approval of the Amendment to the Plan described above. The Board of Directors recommends a vote "FOR" the Amendment and the enclosed proxy will be voted for the Amendment unless a vote against the proposal or an abstention is specifically indicated.


                                 PROPOSAL NO. 3

                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors considers it desirable that its appointment of the firm of Arthur Andersen LLP ("Arthur Andersen") independent accountants of the Company for fiscal year 1998 be ratified by the Stockholders. Arthur Andersen served as the Company's independent accountants for fiscal years 1996 and 1997. Representatives of Arthur Andersen will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Stockholders.

     The Board of Directors recommends a vote "FOR" this proposal and the enclosed proxy will be so voted unless the proxy specifically indicates otherwise.


Change in Certifying Accountants

     Price Waterhouse LLP ("PW") served as the Company's principal accountant for the thirteen fiscal years ended June 30, 1995. Because Arthur Andersen offered a more favorable pricing structure, the Audit Committee of the Company's Board of Directors recommended that the Company not renew, and the Board of Directors determined not to renew, the engagement of PW on October 2, 1995 and selected Arthur Andersen as the Company's principal accountant. As stated above, the Company has engaged Arthur Andersen, independent accountant, as the principal accountant to audit the consolidated financial statements of the Company for the three fiscal years 1994, 1995 and 1996.

     PW's report on the Company's financial statements for fiscal years 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two fiscal years and the subsequent interim period preceding the replacement of PW, there were no disagreements with PW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PW, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report. Further, PW did not advise the Company during the Company's fiscal years 1994 and 1995 or during the subsequent interim period preceding the Company's decision not to extend PW's engagement of any "reportable events" as defined in subparagraph (a)(i)(v) of
Item 304 of Regulation S-K. PW was authorized by the Company to respond fully to inquiries of Arthur Andersen. The Company had not consulted with Arthur Andersen regarding application of accounting principles prior to their engagement.

     Following the Board's decision on October 2, 1995, the Company provided notice to PW and Arthur Andersen of its decision to replace PW with Arthur Andersen and received a response from PW to the statements of the Company in accordance with the requirements of Item 304(a) of Regulation S-K.


                              1998 ANNUAL MEETING

     It is presently contemplated that the 1998 Annual Meeting of Stockholders will be held on or about November 11, 1998. In order for any appropriate Stockholder proposal to be included in the proxy materials for the 1998 Annual Meeting of Stockholders, it must be received by the Secretary of the Company no later than June 12, 1998, by certified mail, return receipt requested.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.




                                             By Order of the Board of Directors,


                                             /s/ Pamela J. John
                                             -----------------------------------
                                             Pamela J. John
                                             Secretary

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